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                                                                      EXHIBIT 11

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                         BRISTOL RETAIL SOLUTIONS, INC.
                    Computation of Earnings (Loss) per Share

                                                                           Three Months Ended September 30,
                                                                                1998              1997
                                                                           --------------    --------------
                                                                            (As Restated)
BASIC LOSS PER SHARE
       Net loss                                                            $    (338,994)    $    (195,989)
       Accretion related to Series A Convertible Preferred Stock                     - -               - -
       Imputed dividends for Series A Convertible Preferred Stock                    - -               - -
       Cumulative dividends for Series A Convertible Preferred Stock              (7,580)              - -
                                                                           --------------    --------------
       Net loss applicable to common stockholders                          $    (346,574)    $    (195,989)
                                                                           ==============    ==============
       Weighted average number of common shares outstanding during the
           period                                                              5,876,201         5,503,929
                                                                           ==============    ==============
Basic loss to common stockholders per share                                $       (0.06)    $       (0.04)
                                                                           ==============    ==============
DILUTED LOSS PER SHARE
       Net loss applicable to common stockholders                          $    (346,574)    $    (195,989)
       Plus: Income impact of assumed conversion-Preferred dividends                 - -               - -
                                                                           --------------    --------------
       Net loss applicable to common stockholders                          $    (346,574)    $    (195,989)
                                                                           ==============    ==============
       Weighted average number of common shares outstanding during the
           period                                                              5,876,201         5,503,929
       Effect of stock options, warrants and convertible preferred stock treated as common stock equivalents under the treasury stock
           method                                                                    - -               - -
                                                                           --------------    --------------
           Total shares                                                        5,876,201         5,503,929
                                                                           ==============    ==============
Diluted loss to common stockholders per share                              $       (0.06)    $       (0.04)
                                                                           ==============    ==============
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
                                                                           Nine Months Ended September 30,
                                                                                1998               1997
                                                                           --------------    --------------
                                                                            (As Restated)
BASIC LOSS PER SHARE
       Net loss                                                            $    (787,719)    $  (1,404,203)
       Accretion related to Series A Convertible Preferred Stock                (241,916)              - -
       Imputed dividends for Series A Convertible Preferred Stock               (227,589)              - -
       Cumulative dividends for Series A Convertible Preferred Stock             (23,300)              - -
                                                                           --------------    --------------
       Net loss applicable to common stockholders                          $  (1,280,524)    $  (1,404,203)
                                                                           ==============    ==============
       Weighted average number of common shares outstanding during the
           period                                                              5,697,308         5,086,616
                                                                           ==============    ==============
Basic loss to common stockholders per share                                $       (0.22)    $       (0.28)
                                                                           ==============    ==============
DILUTED LOSS PER SHARE
       Net loss applicable to common stockholders                          $  (1,280,524)    $  (1,404,203)
       Plus: Income impact of assumed conversion-Preferred dividends                  --               - -
                                                                           --------------    --------------
       Net loss applicable to common stockholders                          $  (1,280,524)    $  (1,404,203)
                                                                           ==============    ==============
       Weighted average number of common shares outstanding during the
           period                                                              5,697,308         5,086,616
       Effect of stock options, warrants and convertible preferred stock treated as common stock equivalents under the treasury stock
           method                                                                    - -               - -
                                                                           --------------    --------------
           Total shares                                                        5,697,308         5,086,616
                                                                           ==============    ==============
Diluted loss to common stockholders per share                              $       (0.22)    $       (0.28)
                                                                           ==============    ==============

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